Exhibit 99.1

Alpine Immune Sciences Announces $91 Million Private Placement

SEATTLE, September 15, 2021 – Alpine Immune Sciences, Inc. (NASDAQ:ALPN), a leading clinical-stage immunotherapy company focused on developing innovative treatments for cancer and autoimmune/inflammatory diseases, today announced it has entered into a definitive securities purchase agreement for the sale of common stock and prefunded warrants, as described below, in a private placement with certain institutional and other accredited investors for gross proceeds to Alpine of approximately $91 million, before deducting offering expenses. The private placement is being led by Frazier Life Sciences Public Fund with participation from Decheng Capital, BVF Partners, TCG X, Avidity Partners, OrbiMed, Omega Fund, and Logos Capital, among others.
"As a long-term backer of Alpine, we are impressed by the company’s progress and their emergence as a leader in both immunology and immuno-oncology," said James Topper, M.D., Ph.D, Managing General Partner of Frazier’s Life Sciences team. "This financing will help the company to pursue a focused and rapid development plan for ALPN-303, a potentially best-in-class inhibitor of the BAFF and APRIL pathways, and will also support the ongoing development of ALPN-202 as it enters monotherapy expansion cohorts next year and expands its development efforts in combination with Keytruda. We are pleased to lead this syndicate of strong investors and look forward to supporting the company in this next phase of growth.”
Pursuant to the terms of the securities purchase agreement, at the closing of the private placement, Alpine will issue approximately 6.5 million shares of common stock and approximately 3.2 million prefunded warrants to purchase the same number of shares of common stock. Both the common stock and prefunded warrants will be sold at a price of $9.40 per share or prefunded warrant, respectively. The prefunded warrants will have a per share exercise price of $0.001 and will be exercisable at any time on or after the closing date. The price of the common stock and prefunded warrants is at a 4.4% premium to the closing price of $9.00 per share of Alpine’s common stock on the Nasdaq Global Market on September 14, 2021.
The private placement is expected to close on or about September 17, 2021, subject to the satisfaction of customary closing conditions. Additional details regarding the private placement will be included in a Form 8-K to be filed by Alpine with the Securities and Exchange Commission (“SEC”).
Alpine intends to use the net proceeds to support the expansion of its pipeline, including the development of ALPN-303 in lupus and other B cell-mediated inflammatory diseases. In addition, net proceeds will be used to support the further clinical development of ALPN-202 as well as Alpine’s discovery programs and general corporate purposes.
In connection with the entry into the securities purchase agreement, an affiliate of Frazier Life Sciences Public Fund entered into an exchange agreement with Alpine, pursuant to which Alpine will exchange an aggregate of 1.2 million shares of common stock currently held by the affiliate of Frazier Life Sciences Public Fund for prefunded warrants to purchase an aggregate of 1.2 million shares of common stock, which prefunded warrants have identical terms to the prefunded warrants sold pursuant to the securities purchase agreement. After giving effect to the exchange of 1.2 million shares of common stock and the issuance of the approximately 6.5 million shares pursuant to the securities purchase agreement, the number of shares of Alpine’s outstanding common stock immediately after this offering would be approximately 29.2 million as of July 30, 2021. The closing of the exchange is subject to customary closing conditions and is contingent upon and will occur immediately following the closing of the private placement.

The securities being sold in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. Alpine has agreed to file a registration statement with the SEC covering the resale of the shares of common stock issuable in connection with the private placement and upon exercise of the prefunded warrants.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Alpine Immune Sciences, Inc.
Alpine Immune Sciences, Inc. is committed to leading a new wave of immune therapeutics. With world-class research and development capabilities, a highly productive scientific platform, and a proven management team, Alpine is seeking to create first- or best-in-class multifunctional immunotherapies via unique protein engineering technologies to improve patients’ lives. Alpine has entered into strategic collaborations with leading global biopharmaceutical companies and has a diverse pipeline of clinical and preclinical candidates in development. For more information, visit www.alpineimmunesciences.com. Follow @AlpineImmuneSci on Twitter and LinkedIn.

About Frazier Healthcare Partners
Founded in 1991, Frazier Healthcare Partners is a leading provider of private equity capital to healthcare companies. With more than $6.2 billion total capital raised, Frazier has invested in more than 200 companies with transaction types ranging from buyouts of profitable healthcare companies to venture capital and company creation. Frazier has a philosophy of partnering with strong management teams while leveraging its internal operating resources and network to build exceptional companies. Frazier has offices in Seattle, Wash., and Menlo Park, Calif., and invests broadly across the U.S., Canada and Europe. For more information about Frazier Healthcare Partners, please visit www.frazierhealthcare.com.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not based on historical fact, and include statements regarding Alpine’s platform technology, potential therapies, clinical development plans and the timing thereof, the receipt of potential milestones under Alpine’s collaborations, the anticipated closing of the private placement and the exchange and the timing thereof, and the expected receipt and use of proceeds from the private placement. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “intend,” and other similar expressions among others. These forward-looking statements are based on current assumptions that involve risks, uncertainties and other factors that may cause actual results, events or developments to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties, many of which are beyond our control, include, but are not limited to: Alpine’s development programs may not advance into the clinic, succeed in the clinic or result in approved products on a timely or cost-effective basis or at all; Alpine’s assumptions regarding its planned expenditures and sufficiency of its cash to fund operations may be incorrect; Alpine may not achieve additional milestone payments pursuant to its collaborations; the impact of competition; adverse conditions in the general domestic and global economic markets; as well as the other risks identified in Alpine’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof and Alpine undertakes no obligation to update forward-looking statements, and readers are cautioned not to place undue reliance on such forward-looking statements.

The Alpine logo is a registered trademark or trademark of Alpine Immune Sciences, Inc. in various jurisdictions.

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Investor Relations
Alex Sharif
Director, Investor Relations and Corporate Development
Alpine Immune Sciences, Inc
206-788-4545
ir@alpineimmunesciences.com

Media Relations
Michael Beyer
mikeb@theharbingergroup.com

Source: Alpine Immune Sciences, Inc.